AMENDMENT NO. 2 TO

AMENDED AND RESTATED OPERATING AGREEMENT

OF BLUEGREEN/BIG CEDAR VACATIONS, LLC

a Delaware limited liability company

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED OPERATING AGREEMENT OF BLUEGREEN/BIG CEDAR VACATIONS, LLC (this “Amendment”), dated as of August 31, 2016, is made and entered into by and among those Persons identified on Exhibit A to this Amendment (the “Members”).

WITNESSETH

WHEREAS, Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company (the “Company”), is currently governed by that certain Amended and Restated Operating Agreement of Bluegreen/Big Cedar Vacations, LLC, dated as of December 31, 2007, as amended by that certain Amendment No. 1 to Amended and Restated Operating Agreement of Bluegreen/Big Cedar Vacations, LLC, dated as of October 1, 2010 (the “Existing Agreement”), for the purpose of setting forth the understandings and agreements of the Members with respect to the organization and operation of the Company and the scope and conduct of its business; and

WHEREAS, the Members desire to amend the Existing Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual promises contained herein, the Members hereby agree to amend the Existing Agreement as follows:

1.       Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Existing Agreement, as amended hereby.

2.        Amendments to Section 1.8 and Modification of Other Terms.

2.1.

The definition of “Big Cedar Owners’ Association” set forth in Section 1.8(I) of the Existing Agreement is hereby deleted, amended and restated in its entirety, as follows, and inserted in its appropriate location within Section 1.8 based upon alphabetical order:

“Big Cedar Owners’ Association” means Big Cedar Wilderness Club Condominium Association, Inc., a Missouri not for profit corporation.

2.2	The following definition is hereby inserted in Section 1.8 of the Existing Agreement, in the appropriate location based upon alphabetical order:

“Long Creek Ranch Owners’ Association” means Bluegreen Wilderness Club at Long Creek Ranch Condominium Association, Inc., a Missouri not for profit corporation.

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3.       Amendments to Section 6.1.  Section 6.1 of the Existing Agreement is hereby amended as follows:

3.1.	Section 6.1(A) is hereby deleted and amended and restated in its entirety as follows:

(A)

Subject to the provisions of the Act and the terms of this Agreement, including, without limitation, Section 6.7 through and including Section 6.12, the business and affairs of the Company shall be managed under the direction and control of a management committee (the “Management Committee”) which shall consist of five (5) individuals (each, a (“Manager”), who need not be Members.

3.2.	Section 6.1(B) is hereby deleted and amended and restated in its entirety as follows:

(B)

At all times and for all purposes, Bluegreen shall have the irrevocable power, authority and right to appoint three (3) Managers and BCLLC shall have the irrevocable power, authority and right to appoint two (2) Managers. Those Members so empowered may remove and replace their designated Manager(s) on written notice to all Members.

3.3.	Section 6.1(C) is hereby deleted and amended and restated in its entirety as follows:

(C)	Except as otherwise expressly provided in this Agreement, any action or decision permitted or required to be taken by the Management Committee shall require the approval of three (3) of the Managers.

4.       Amendment to Section 7.10(D)(1).  Section 7.10(D)(1) of the Existing Agreement is hereby amended by adding the words “and the Long Creek Ranch Owners’ Association” after each of the two references of “Big Cedar Owners’ Association” in the last sentence.

5.       Amendment to Section 7.10(D)(2).  Section 7.10(D)(2) of the Existing Agreement is hereby amended by adding the words “and/or the Long Creek Ranch Owners’ Association” after the words “Big Cedar Owners’ Association” in the third sentence.

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6.       Amendments to Section 10.7.  Section 10.7 of the Existing Agreement is hereby amended as follows:

6.1.	Section 10.7(D) is hereby deleted and amended and restated in its entirety as follows:

(D)

In the event of any dispute or disagreement between the Members, such party shall give written notification of such dispute or disagreement to, if such party is Bluegreen, Bluegreen Affiliates or the Company, the chief executive officer (“CEO”), or the person then performing the duties of the CEO at BC as designated by BC (“BC CEO”) and if such party is BCLLC or any BCLLC Affiliates, to James A. Hagale or the person then performing the duties at BCLLC currently performed by James A. Hagale as designated by BCLLC (together with the BC CEO, the “CEOs”); and the CEOs shall communicate with each other promptly with a view to resolving such dispute or disagreement within ninety (90) days of commencing any negotiations (or such extended period as the CEOs agree is appropriate in any such case). The foregoing shall be a condition precedent to applicability of the remedies set forth in this Section 10.7. During any period of such communications, all services prior to any claimed default shall continue without any alteration or modification, except as acceptable to the party receiving such services.

6.2.	All references in this Amendment and in the Existing Agreement to the term “Agreement” shall refer to the Existing Agreement, as amended hereby and from time to time.

7.       Severability. If any provision of this Amendment, or the application of any such provision to any Person or circumstance shall be held to be illegal, invalid or unenforceable under present or future Laws effective during the term hereof, the remainder of the Agreement, or the application of such provision to any other Persons or circumstances, shall not be affected thereby and shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision, as may be possible and be legal, valid and enforceable.

8.       Exhibits and Schedules. Every exhibit and schedule attached to this Amendment and referred to herein is incorporated in this Amendment by reference.

9.       Effect of Headings. Headings and captions contained in this Amendment in no way define or limit the scope or intent of this Amendment.

10.       Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.

11.       Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same amendment, and shall become effective when one or more counterparts shall have been signed by each party and delivered to each other party. Facsimile, email and .pdf signatures hereon shall, for all purposes, be considered originals.

12.       No Other Changes; Conflicts. Except as herein modified, the provisions of the Existing Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the provisions of the Existing Agreement and the provisions of this Amendment, the provisions of this Amendment shall control to the extent of such inconsistency.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

BLUEGREEN VACATIONS UNLIMITED, INC.
a Florida corporation

By:	/s/
Please Print Name:
Its:

BIG CEDAR, L.L.C.,
a Missouri limited liability company

By:	/s/
Please Print Name:
Its:

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